Business and Financial Update November 18 - 19, 2013

Safe Harbor Statement 2 The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and natural gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, thefts of electricity and natural gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third- party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2012 Forms 10-K and 2013 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

• Overview • Long-Term Growth Update – Utilities – Non-utility businesses • Summary 3

DTE Electric DTE Gas DTE Energy is an integrated energy company 4 Complementary Non-Utility Businesses Strong, Stable and Growing Utilities • Electric generation and distribution • 2.1 million customers • Fully regulated by Michigan Public Service Commission • Natural gas distribution • 1.2 million customers • Fully regulated by Michigan Public Service Commission Gas Storage & Pipelines (GSP) Power & Industrial Projects (P&I) Energy Trading Transport and store natural gas Generate economic value and provide strategic benefits Own and operate energy related assets Utility / non-utility earnings mix of 80% / 20% evolves to 70% / 30% by 2018

A substantial portion of our non-utility operating earnings are either regulated or contracted 5 2018 Earnings Mix • Regulated / contracted earnings consist of: • Electric and gas utilities • FERC regulated gas pipelines • Long-term contracted energy projects • Growth of 5% - 6% at utilities and 15% - 20% at non-utilities • Non-utility growth will shift future earnings mix to 70% / 30% 70% Utility 30% Non-utility 4% 96% regulated / contracted

Our system of priorities is fundamental to how we create value for our investors 5% - 6% Annual EPS Growth Attractive Dividend Strong Balance Sheet 6

2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E 2018E $2.62 7 $3.33 $4.05 $3.75 $3.64 $2.12 $2.24 $2.35 $2.48 Guidance Midpoint $2.12 * Reconciliation to GAAP reported earnings included in the appendix We remain committed to delivering on our growth targets and have narrowed our 2014 outlook range (dollars) Operating EPS* 7% CAGR 2008-2014 Dividend per share 5.4% CAGR 2009-2013 (Annualized) $2.83 $3.94 $4.27 Early Outlook Midpoint Aspiration of over $1 billion in operating earnings by 2018

0% 5% 10% 15% 0% 5% 10% 15% A CT U A L E P S G ro w th Rate 2 0 0 8 - 2 0 1 2 Analyst EPS Growth FORECAST Actual Earnings Growth Below Expectations DTE 8 Exceeded Growth Expectations DTE’s 2008-2012 EPS growth of ~8% was significantly higher than the market’s original expectations of 5% Source: Based on adjusted earnings per company disclosure; includes peer utility companies with market cap of ≥ $5 billion. Forecast based on I/B/E/S estimates. Our goal is to continue to be an industry leader in creating superior returns for our shareholders

DTE Energy has many catalysts for strong future growth opportunities 9 Constructive REGULATORY environment Michigan’s economic recovery Long-term non-utility growth Long-term utility growth

DTE Earnings Growth 2013E - 2018E DTE Operating EPS Growth 2013E - 2018E 1% - 2% Non-Utilities Our strong earnings growth opportunities coupled with our contingency planning gives us confidence in our ability to deliver 5% – 6% operating EPS* growth 10 ~9% 5% - 6% 4% Utilities * Reconciliation to GAAP reported earnings included in the appendix Growth of 5% - 6% at utilities and 15% - 20% at non-utilities drives overall growth of 9% in operating earnings

11 As we continue to grow, we are taking steps to minimize the rate impact on customers Lower Surcharges Structural Cost Reductions Continuous Improvement Reliability Investments Cost Pressure Environmental Investments Customer Rates Upward pressure on customer rates being minimized by cost control initiatives and surcharge reductions

Utility rate strategies minimize new rate filings and their impacts on our customers

DTE Energy

DTE Electric

- Periodic rate cases to support investment profile
- Surcharge reduction* provides $450 million offset
- Next steps include filing mid-2014; self-implement early 2015
- Targeting to stay as close to rate neutral as possible through 2018 (vs. 2013)

DTE Gas

- Infrastructure Recovery Mechanism provides recovery of investments
- Anticipate we can stay out of new rate filings for ~3 years
- Targeting <2% annual rate increase

* ~$100 million renewables surcharge reduction in 2014; ~$350 million securitization surcharge reduction in 2015

12

DTE’s CI capability has enabled us to lead the industry in cost management * Source: SNL Financial, FERC Form 1; major US Electric Utilities with O&M > $800 million; excluding fuel and purchased power **Source: SNL Financial, FERC Form 2; gas distribution companies with greater than 300,000 customers 13 Electric Industry Peers* 2007 to 2012 Change in O&M Costs 70% DTE 0% Avg. 33% 66% DTE -5% Gas Industry Peers** 2007 to 2012 Change in O&M Costs Avg. 16%

2003A 2013E Utility O&M*, including 2013 reinvestment, has remained flat over the past 10 years 14 (millions), pre-tax * Excludes bad debt expense, LIEEF, Energy Optimization and Renewable Energy Program $1,587 Avoided inflation ~$500 million ~$1,590 Reinvestment

• Overview • Long-Term Growth Update – Utilities – Non-utility businesses • Summary 15

Our electric utility is making significant investments in three key growth areas through 2018 16 • Environmental requirements • $300 million in 2014 • Power plant reliability • Expanded distribution reliability program • Advanced Metering Infrastructure • $1 billion in 2014 • 10% renewable standard by 2015 • $240 million in 2014 Targeting 5% - 6% Growth Base Infrastructure $5.4 billion Generation Compliance $750 million New Generation $450 million

DTE Energy Coal Fleet (MW of Capacity) Long-term Units ~4,400 MW Potential Retirements ~2,600 MW Plant modernization and energy policy drive investments that will transform our generation mix over the next decade 17

As a result, DTE Electric capital investments after 2018 may exceed near-term levels (billions) Average Annual Investments ~$1.3 - $2.0 ~$1.3 2014E - 2018E 2019E - 2023E 18 Potential increase due to new regulations / policies

Our gas utility continues to make reliability and pipeline integrity investments through 2018 19 • Capital recovered through the Infrastructure Recovery Mechanism • ~4,000 miles of distribution main to be replaced • $80 million investment in 2014 • Strengthen and expand distribution system • Continued long-term investment in infrastructure • $160 million investment in 2014 Targeting 5% - 6% Growth Main Renewal, Meter Move-Out & Pipeline Integrity $400 million Base Infrastructure $800 million

• Overview • Long-Term Growth Update – Utilities – Non-utility businesses • Summary 20

21 Gas Storage & Pipelines is developing an asset portfolio with multiple growth platforms Pipeline Gathering Storage

Expanded Gathering Scope Our Bluestone assets continue to attract investment 22 • 3Q 2013: expanded scope of Southwestern gathering to include additional acreage in Susquehanna County • 1Q 2014: Cabot transportation interconnect with Bluestone lateral • Ongoing: Continuing discussions with other interested parties

Gas Storage and Pipelines has a portfolio of investment opportunities that drive earnings growth 23 • Build-out Bluestone gathering • Bluestone lateral expansion • Millennium expansion II • Continue build-out of Bluestone gathering • NEXUS • Other gatherings and pipeline expansions • Vector expansion • Millennium expansion III • Continue build-out of Bluestone gathering 2013 2018

2013E 2014E 2015E 2016E 2017E 2018E $76 - $84 Gas Storage & Pipelines operating earnings* potential of $130 million by 2018 * Reconciliation to GAAP reported earnings included in the appendix (millions) Pipeline Platform Gathering Platform Storage Platform New Project Development 24 $1.0 - $1.3 billion investment $65 - $70 ~$130 $40 $45 $20 $25 $1.0 - $1.4 billion investment

Power & Industrial Projects is focused in three key businesses lines

DTE Energy

Industrial Energy Services



On-site Energy Project

- Utility services at industrial sites
- Coke and pulverized coal for steel customers
- 42 projects, 11 states

Renewable Energy



Wood-fired Plant

- Wood-fired power plants
- Landfill gas to energy projects
- 27 projects, 14 states
- Primarily utility contracted

Reduced Emissions Fuel



Reduced Emissions Fuel Plant

- Fuel that reduces emissions from coal-fired plants
- 9 units, 4 states
- Utility contracted

Targeting ~20% Growth with 10% to 15% ROIC

25

Power & Industrial Projects applies a systematic approach to evaluate business opportunities to achieve premium returns 26 Limited Competition Long-Term Contracts Strong Customer Sites Focus on niche areas where we can capitalize on unique competencies Contract maturities ranging from 5 to 25 years for output and services Sites selected based on the long-term competitiveness and viability Commodity costs are passed through to customers or are hedged through market instruments Take-or-pay or requirements contracts with downside protection to ensure investment returns ………. ………. ………. ………. ………. Limited Commodity Exposure Limited Sales Volume Risk

2013E 2014E 2015E 2016E 2017E 2018E Power & Industrial Projects is targeting $155 million of operating earnings* by 2018 through growth in each of its business lines 27 ~$155 (millions) $35 $70 $85 ($65) $30 $60 - $70 New Project Development / Acquisitions Renewable Energy Reduced Emissions Fuel Industrial Energy Services Corporate allocations, interest, overheads * Reconciliation to GAAP reported earnings included in the appendix $75 - $85 $600 - $800 million investment

• Overview • Long-Term Growth Update – Utilities – Non-utility businesses • Summary 28

Summary 29 • On track to achieve 2013 operating EPS guidance • 2014 outlook supports ~7% operating EPS growth over midpoint of 2013 original guidance and 5.4% over current guidance • Constructive regulation, coupled with a focus on operational excellence and strong customer satisfaction, supports meaningful growth at the utilities • Solid earnings growth at non-utility businesses • Gas Storage & Pipelines developing growth platforms • Power & Industrial growth through acquisitions and expansion of existing portfolio • Long-term plan supports continued 5% - 6% operating EPS growth

Contact Us 30 DTE Energy Investor Relations www.dteenergy.com/investors (313) 235-8030

Appendix

We have narrowed our 2013 guidance* range and maintained our $4.05 EPS midpoint target 2013 Guidance Drivers Prior Guidance* (millions, except EPS) DTE Electric $383 $480 - $490 DTE Gas 91 115 - 120 Gas Storage & Pipelines 49 65 - 70 Power & Industrial Projects 50 60 - 70 Energy Trading (1) 10 - 30 Corporate & Other (31) (46) DTE Energy Operating EPS* Avg. Shares Outstanding $541 $3.09 175 $684 - $734 $3.90 - $4.20 175 $689 - $729 $3.95 - $4.15 175 * Reconciliation to GAAP reported earnings included in the appendix 32 ** Nine months ended September 30, 2013 • Favorable weather and higher consumption without revenue decoupler through November  • A portion of economic earnings not yet realized for accounting purposes YTD** Actuals Revised Guidance* $480 - $490 125 - 130 65 - 70 60 - 70 5 - 15 (46)    • Load and renewables growth, lower benefits expense partially offset by O&M reinvestment • Continued Bluestone ramp-up • Growth in renewables and Reduced Emissions Fuel

Prior 2014 Outlook* (millions, except EPS) DTE Electric DTE Gas Gas Storage & Pipelines Power & Industrial Projects Energy Trading Corporate & Other DTE Energy Operating EPS* Avg. Shares Outstanding * Reconciliation to GAAP reported earnings included in the appendix 33  2013 Guidance* Revised 2014 Outlook*    $689 - $729 $3.95 - $4.15 175 $480 - $490 125 - 130 65 - 70 60 - 70 5 - 15 (46) $515 - $525 120 - 126 76 - 84 75 - 85 5 - 15 (49) $742 - $786 $4.15 - $4.39 179 $515 - $525 120 - 126 72 - 78 75 - 85 10 - 30 (51) $741 - $793 $4.12 - $4.42 180 We are narrowing our 2014 EPS range and increased Gas Storage & Pipelines outlook Drivers • Bluestone pipeline and related gathering • Comparable market opportunities to 2013

2013 2013 Prior Revised Guidance Guidance Cash From Operations* $1.8 $1.9 Capital Spending (2.2) (2.1) Free Cash Flow ($0.4) ($0.2) Asset Sales - - Dividends (0.4) (0.4) Net Cash ($0.8) ($0.6) Debt Financing: Issuances $1.6 $1.4 Redemptions (0.8) (0.8) Change in Debt $0.8 $0.6 We have increased our 2013 cash flow guidance Cash Flow Summary (billions) 34 2013 2013 Prior Revised Guidance Guidance DTE Electric Operational $1,020 $1,090 Environmental 335 190 Renewable Energy 200 170 $1,555 $1,450 DTE Gas Operational $140 $140 Main Renewal / Meter Move-out / Pipeline Integrity 80 80 $220 $220 $400 $400 Total $2,175 $2,070 Non-Utility Capital Expenditures Summary (millions) * Includes ~$300 million of equity issued for employee benefit programs in 2013

Uses 35 2014 – 2016 cash from operations and equity issuances plan supports utility capital spend and a strong balance sheet • Annual equity issuances $200 - $300 million • Leverage** target 50% – 52% • FFO / Debt** target 20% – 22% (billions) * Excludes securitization ** Debt excludes securitization, a portion of DTE Gas’ short-term debt, and considers 50% of the Junior Subordinated Notes as equity Sources $4.8 $2.3 $0.7 $6.2 $1.6 Cash from Operations* Debt Capital Expenditures Dividends Equity $7.8 $7.8

Michigan economic indicators highlight continued growth over the next few years 36 Michigan leads the country in new manufacturing job creation 1,144 1,578 1,912 2,252 2,452 2,342 2,611 2009 2010 2011 2012 2013E 2014E 2015E Increased Auto Production (000s) 13.4% 12.7% 10.4% 8.9% 8.7% 8.3% 7.4% 2009 2010 2011 2012 2013E 2014E 2015E Lower Unemployment Rate 6.8 8.8 9.8 11.9 14.2 17.1 19.1 2009 2010 2011 2012 2013E 2014E 2015E Housing Starts Up (000s) Source: Gross State Product, Auto and Housing statistics from IHS; unemployment rate from Bureau of Labor Statistics with forecast from University of Michigan Upgraded Michigan’s outlook to positive Detroit named one of seven new entrepreneur tech hubs $314 $330 $341 $349 $351 $359 $368 2009 2010 2011 2012 2013E 2014E 2015E Gross State Product (billons)

Michigan’s economy thrives on a favorable business climate 37 Competitive tax structure Flat 6% Corporate Income Tax among the lowest in the nation and has reduced business costs by 83% $150 million in incentives and assistance annually, along with an additional $100 million available to loan small and midsize businesses Resources for Businesses Economic Growth Michigan has ranked in top 10 for last three years in real per-capita GDP growth

Leaders of 28 Detroit companies (with a combined market cap of $250 billion) launched a national campaign, advertising their commitment to the city 38

Energy regulation passed in 2008 established a more constructive regulatory environment Key components of the 2008 Energy Legislation Regulatory Structures Fully Regulated Fully Deregulated Michigan 39 Regulatory Structure Changes • File & Use Rates with 6 month self- implementation • Final order in 12 months • Forward-looking test year • 10% switching cap • Certificate of Need for large capital projects Renewables and Energy Efficiency • Set a 10% renewable portfolio standard (RPS) to be achieved by 2015 • Established energy efficiency targets and funding for the state

Sally Talberg Commissioner Appointed: 7/3/13 Term Ends: 7/2/19 Greg White Commissioner Appointed: 12/4/09 Term Ends: 7/2/15 Source: MPSC website - www.michigan.gov/mpsc - July 2013 • The Michigan Public Service Commission is composed of three members appointed by the Governor with the advice and consent of the Senate. • Commissioners are appointed to serve staggered six-year terms. • One commissioner is designated as chairman by the Governor. Michigan Public Service Commission John Quackenbush Chairman Appointed: 9/15/11 Term Ends: 7/2/17 40

Long-term units 4,410 MW Medium- term units 2,420 MW Pending EPA regulations 650 MW Short-term units 203 MW DTE Coal Fleet Plans through 2020 (MW of Capacity) Much of the longer-term investment will be tied to the ongoing transformation of our generation fleet Long-term units • Continued long-term investment • Part of fleet for at least 20 years Medium-term units • 650 MW under current retirement evaluation • Balance (1,770 MW) may face retirement after 2020 Short-term units • Will be retired in the next few years Short-term, pending and medium-term units likely backfilled with gas/wind over the next decade 41

DTE Electric has built or contracted for approximately 870MWs of renewable energy (830MWs of wind) since 2009

DTE Energy



L'Anse Warden
17 MW Biomass
Baraga County
Stoney Corners
32 MW Wind
Missaukee County
Gratiot Wind Energy
212 MW* Wind
Gratiot County
Tuscola Bay
120 MW Wind
Tuscola County
Tuscola Wind II
100 MW Wind
**Pheasant Run
150MW
Huron County
(build-transfer option)
4 Thumb Wind Parks
~222 MW Wind
Huron & Sanilac County
Eagle Valley
3 MW Landfill Gas
Oakland County
Smiths Creek
3 MW Landfill Gas
St. Clair County
SolarCurrents Pilot: 13 MW contracted
Located at customer /company sites across SE MI
~600 customer-owned projects once complete
*DTE Electric's capacity equals 102.4MW
**Pending MPSC approval
= DTE Electric owned projects
= Third party owned projects
= Build-transfer option



Renewable Cumulative Investment
($ millions)
$600
$200
$200
$1,000
2008-2012
2013
2014
2008-2015

- Expect to achieve ~9.6% of 10% standard by Q1 2014

42

2008-2012 Average 2013E 2014E 2015E 2016E 2017E 2018E DTE Electric plans over $6.5 billion of investments over the next 5 years $1,450 $1,550 $1,300 $1,100 $1,350 $1,000 * Includes AMI, Ludington expansion and other investments **Includes working capital Base New Generation Other Projects* Environmental 2014 – 2018E Distribution Reliability $750 $500 $450 $3,900 $6,600 $1,000 (millions) 43 $12.3B $16.0 - $16.5B YE Rate Base** $560M $660M Depreciation $1,300

DTE Gas plans over $1 billion of investments over the next 5 years 2013E 2014E 2015E 2016E 2017E 2018E $240 $240 $240 $240 $240 2014E - 2018E $400 $800 $1,200 Base Main Renewal, Meter Move-Out, Pipeline Integrity (millions) 44 $2.8B $3.5 - $3.7B YE Rate Base* $96M $114M Depreciation *Includes working capital $220

Bluestone Pipeline • 0.6 Bcf/d to Millennium and Tennessee pipelines; expanding in 2014 Millennium Pipeline • 1Q 2014 expansion; total capacity over 0.8 Bcf/d Vector Pipeline • 1.3 Bcf/d from Chicago to Dawn, Ontario Proposed NEXUS Pipeline • 1 Bcf/d from western Marcellus and central / northern Utica shale Bluestone Gathering • Long-term agreement with Southwestern in Marcellus shale Michigan Gathering • Lateral additions ongoing New Developments • Working with interested parties in Marcellus, Utica and Michigan shales Gas Storage & Pipelines platforms drive growth through new projects and expansions 45 Pipeline Platform Bluestone Pipeline Targeting 10% to 15% Growth with 10% to 12% ROIC Michigan Storage • 91 Bcf of working capacity • Strategically located between Chicago and Dawn trading hubs Bluestone Gathering Gathering Platform Washington 10 Storage Platform

Reduced Emissions Fuel earnings contribution should continue to grow

DTE Energy

(millions)

Reduced Emissions Fuel Earnings Contribution*


2012A
~$40
2013E
~$50
2014E - 2018E
~$65 - $70

2012A
- Operations target met at five placed units
- 6th unit operational at year end

2013E
- 7th unit operational Sept 2013
- Agreement signed for 8th unit; marketing remaining unit
- Optimizing operations

2014E - 2018E
- Continued optimization of operations
- Potential increased volumes through additional relocations

* After-tax earnings contribution before allocation of overheads

46

Reconciliation of Reported to Operating Earnings 2013 Quarterly Views

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors

Net Income ($ millions)

	Reported Earnings 1Q 2013	Operating Adjustments 1Q 2013	Operating Earnings 1Q 2013	Reported Earnings 2Q 2013	Operating Adjustments 2Q 2013	Operating Earnings 2Q 2013	Reported Earnings 3Q 2013	Operating Adjustments 3Q 2013	Operating Earnings 3Q 2013	Reported Earnings YTD 2013	Operating Adjustments YTD 2013	Operating Earnings YTD 2013
DTE Electric	$ 115	$ -	$ 115	$ 89	$ -	$ 89	$ 179	$ -	$ 179	$ 383	$ -	$ 383
DTE Gas	96	-	96	8	-	8	(13)	-	(13)	91	-	91
Gas Storage & Pipelines	17	-	17	16	-	16	16	-	16	49	-	49
Power & Industrial Projects	12	-	12	7	4 [1]	11	27	-	27	46	4 [1]	50
Energy Trading	7	-	7	(2)	-	(2)	(6)	-	(6)	(1)	-	(1)
Corporate & Other	(13)	-	(13)	(13)	-	(13)	(5)	-	(5)	(31)	-	(31)
DTE Energy	**$ 234**	**$ -**	**$ 234**	**$ 105**	**$ 4**	**$ 109**	**$ 198**	**$ -**	**$ 198**	**$ 537**	**$ 4**	**$ 541**

$ EPS

	Reported Earnings 1Q 2013	Operating Adjustments 1Q 2013	Operating Earnings 1Q 2013	Reported Earnings 2Q 2013	Operating Adjustments 2Q 2013	Operating Earnings 2Q 2013	Reported Earnings 3Q 2013	Operating Adjustments 3Q 2013	Operating Earnings 3Q 2013	Reported Earnings YTD 2013	Operating Adjustments YTD 2013	Operating Earnings YTD 2013
DTE Electric	$ 0.66	$ -	$ 0.66	$ 0.51	$ -	$ 0.51	$ 1.02	$ -	$ 1.02	$ 2.19	$ -	$ 2.19
DTE Gas	0.55	-	0.55	0.05	-	0.05	(0.07)	-	(0.07)	0.52	-	0.52
Gas Storage & Pipelines	0.10	-	0.10	0.09	-	0.09	0.09	-	0.09	0.28	-	0.28
Power & Industrial Projects	0.07	-	0.07	0.04	0.02 [1]	0.06	0.15	-	0.15	0.27	0.02 [1]	0.29
Energy Trading	0.04	-	0.04	(0.01)	-	(0.01)	(0.03)	-	(0.03)	(0.01)	-	(0.01)
Corporate & Other	(0.08)	-	(0.08)	(0.08)	-	(0.08)	(0.03)	-	(0.03)	(0.18)	-	(0.18)
DTE Energy	**$ 1.34**	**$ -**	**$ 1.34**	**$ 0.60**	**$ 0.02**	**$ 0.62**	**$ 1.13**	**$ -**	**$ 1.13**	**$ 3.07**	**$ 0.02**	**$ 3.09**

[1] Asset impairment

Note: Quarterly earnings per share may not equal full year totals, since quarterly computations are based on weighted average common shares outstanding during each quarter

47

Reconciliation of 2012 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2012 — Net Income ($ millions)

2012	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 610	$ 483	$ 115	$ 61	$ 42	$ 12	$ (47)	$ (56)
Coke oven gas settlement	7	-	-	-	7	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	3	-	-	-	3	-	-	-
Discontinued Operations of Unconventional Gas	56	-	-	-	-	-	-	56
Operating Earnings	$ 676	$ 483	$ 115	$ 61	$ 52	$ 12	$ (47)	$ -

2012 — $EPS

2012	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.55	$ 2.81	$ 0.67	$ 0.36	$ 0.24	$ 0.07	$ (0.27)	$ (0.33)
Coke oven gas settlement	0.04	-	-	-	0.04	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	0.02	-	-	-	0.02	-	-	-
Discontinued Operations of Unconventional Gas	0.33	-	-	-	-	-	-	0.33
Operating Earnings	$ 3.94	$ 2.81	$ 0.67	$ 0.36	$ 0.30	$ 0.07	$ (0.27)	$ -

48

Reconciliation of 2011 Reported to Operating Earnings

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2011		Net Income ($ millions)						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 711	$ 434	$ 110	$ 57	$ 38	$ 52	$ 23	$ (3)
Michigan Corporate Income Tax Adjustment	(87)	-	-	-	-	-	(87)	-
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	3	-	-	-	-	-	-	3
Operating Earnings	$ 636	$ 443	$ 110	$ 57	$ 38	$ 52	$ (64)	$ -

2011		$EPS						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 4.18	$ 2.55	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ 0.13	$ (0.02)
Michigan Corporate Income Tax Adjustment	(0.50)	-	-	-	-	-	(0.50)	-
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.02	-	-	-	-	-	-	0.02
Operating Earnings	$ 3.75	$ 2.60	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ (0.37)	$ -

49

Reconciliation of 2010 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 630	$ 441	$ 127	$ 51	$ 85	$ 6	$ (72)	$ (8)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	8	-	-	-	-	-	-	8
Operating Earnings	$ 615	$ 438	$ 107	$ 51	$ 85	$ 6	$ (72)	$ -

2010 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.74	$ 2.62	$ 0.75	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ (0.04)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.04	-	-	-	-	-	-	0.04
Operating Earnings	$ 3.64	$ 2.60	$ 0.63	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ -

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

50

Reconciliation of 2009 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2009 — **Net Income ($ millions)**

2009	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 532	$ 376	$ 80	$ 49	$ 31	$ 75	$ (73)	$ (6)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	1	-	-	-
General Motors Bad Debt	3	-	-	-	3	-	-	-
Antrim Hedge	3	-	-	-	-	-	3	-
Discontinued Operations of Unconventional Gas	6	-	-	-	-	-	-	6
Operating Earnings	$ 549	$ 380	$ 80	$ 49	$ 35	$ 75	$ (70)	$ -

2009 — **$EPS**

2009	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.24	$ 2.28	$ 0.49	$ 0.30	$ 0.19	$ 0.46	$ (0.45)	$ (0.03)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	0.01	-	-	-
General Motors Bad Debt	0.02	-	-	-	0.02	-	-	-
Antrim Hedge	0.01	-	-	-	-	-	0.01	-
Discontinued Operations of Unconventional Gas	0.03	-	-	-	-	-	-	0.03
Operating Earnings	$ 3.33	$ 2.30	$ 0.49	$ 0.30	$ 0.22	$ 0.46	$ (0.44)	$ -

51

Reconciliation of 2008 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Net Income ($ millions)

2008	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 546	$ 331	$ 85	$ 38	$ 40	$ 42	$ (97)	$ 87	$ 20
Performance Excellence Process	6	-	4	-	1	1	-	-	-
Core Barnett Sale	(81)	-	-	-	-	-	-	(81)	-
Antrim hedge	13	-	-	-	-	-	13	-	-
Barnett Lease impairment	5	-	-	-	-	-	-	5	-
Crete Sale - Tax True up	2	-	-	-	-	-	2	-	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Discontinued Operations of Unconventional Gas	(11)	-	-	-	-	-	-	(11)	-
Operating Earnings	$ 460	$ 331	$ 89	$ 38	$ 41	$ 43	$ (82)	$ -	$ -

$EPS

2008	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 3.34	$ 2.03	$ 0.52	$ 0.23	$ 0.25	$ 0.26	$ (0.60)	$ 0.53	$ 0.12
Performance Excellence Process	0.05	-	0.03	-	0.01	0.01	-	-	-
Core Barnett Sale	(0.50)	-	-	-	-	-	-	(0.50)	-
Antrim hedge	0.08	-	-	-	-	-	0.08	-	-
Barnett Lease impairment	0.03	-	-	-	-	-	-	0.03	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	0.01	-	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Discontinued Operations of Unconventional Gas	(0.06)	-	-	-	-	-	-	(0.06)	-
Operating Earnings	$ 2.83	$ 2.03	$ 0.55	$ 0.23	$ 0.26	$ 0.27	$ (0.51)	$ -	$ -

52

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. For comparative purposes, 2008 to 2012 operating earnings excludes the Unconventional Gas Production segment that was classified as a discontinued operation on 12/31/2012. 53